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                                                                    Exhibit 5.01

                                PIPER & MARBURY
                                    L.L.P.
                             CHARLES CENTER SOUTH
                            36 SOUTH CHARLES STREET
                        BALTIMORE, MARYLAND 21201-3018
                               410-539-2530
                          FAX: 410-539-0489                      WASHINGTON
                                                                  NEW YORK
                                                                PHILADELPHIA
                                                                   EASTON


                                 April 13, 1998




Caliber Learning Network, Inc.
3600 Clipper Mill Road
Suite 300
Baltimore, Maryland  21211

     Re:  Registration Statement on Form S-1
          ----------------------------------

Dear Sirs:

     We have acted as counsel to Caliber Learning Network, Inc., a Maryland corporation (the "Company"), in connection with the Company's Registration with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to up to 6,210,000 shares of the Company's Common Stock, par value $.01 per share, up to 4,430,000 of which will be newly issued by the Company (the "Company Shares") and up to 1,780,000 of which were previously issued by the Company and are being sold for the account of the holder, thereof (the "Stockholder" and, together with the Company Shares, the "Shares").

     In this capacity, we have examined the Company's Charter and By-Laws, the proceedings of the Board of Directors of the Company relating to the issuance of the Company Shares and the Stockholder Shares and such other documents, instruments and matters of law as we have deemed necessary to the rendering of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

     Based upon the foregoing , we are of the opinion and advise you that (i) each of the Company Shares described in the Registration Statement has been duly authorized and, upon sale of such Company Shares as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable; and (ii) each of the Stockholder Shares described in the Registration Statement has been duly authorized and is validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act of the Rules and Regulations of the Commission thereunder.


                                        Very truly yours,


                                        /s/ Piper & Marbury L.L.P.